================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 31, 1998
                                                       -----------------


                             ICC Technologies, Inc.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)



                                    Delaware
            ------------------------------------------------------
                 (State or other jurisdiction of incorporation)




                 0-13865                              23-368845
       ----------------------------    ---------------------------------------
         (Commission File Number)         (IRS Employer Identification No.)





                  44 West 18th Street, New York, New York 10011
        ----------------------------------------------------------------
          (Address of principal executive offices, including zip code)



                                 (212) 634-6950
             ------------------------------------------------------
                         (Registrant's telephone number)





                                       N/A
        -----------------------------------------------------------------
        (Former name or former address, if changed since last report.)


================================================================================

Item 5. Other Events.

Rare Medium, Inc. Noteholder Exchange

     In connection with the Company's acquisition by merger of Rare Medium, Inc. ("Rare Medium") on April 15, 1998, the Company caused Rare Medium to issue to the former stockholders of Rare Medium in partial consideration for their shares of stock in Rare Medium, a Secured Promissory Note, dated April 15, 1998, in the original principal amount of $22,200,000 (the "Note").

     Pursuant to certain Exchange Agreements ("Exchange Agreements") dated as of December 31, 1998, between the Company and each of certain beneficial holders of the Note the Company has issued an aggregate of 2,951,814 shares of common stock of the Company to such noteholders in exchange for their beneficial interest in $11,773,881 of the original principal amount of the Note and accrued and unpaid interest thereunder through December 31, 1998.

     Following the consummation of the Exchange Agreements, the remaining principal amount of the Note is $10,426,119, which bears interest at the prime rate, payable semi-annually and the principal amount is payable in two equal annual installments on April 15, 2000, and April 15, 2001.

Item 7. Financial Statements and Exhibits

     (a) Exhibits

Exhibit  Description
-------  -----------

10.1 Form of Exchange Agreement dated as of December 31, 1998, by and between ICC Technologies, Inc. and each of certain beneficial holders of the Rare Medium, Inc., Secured Promissory Note, dated April 15, 1998.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    ICC TECHNOLOGIES, INC.
                                    ----------------------
                                          Registrant


                                    By:   /s/ John S. Gross
                                          ----------------------------------
                                          John S. Gross, Senior Vice President,
                                          Chief Financial Officer

Date:  February 10, 1999